EXHIBIT 11


                         INDEPENDENCE HOLDING COMPANY
                       Computation of Per Share Earnings
                   (In Thousands, Except Per Share Amounts)


                                               THREE MONTHS ENDED
                                                   MARCH 31,
                                               1996          1995
                                            ------------------------
PRIMARY EARNINGS PER SHARE
INCOME:
  Income from continuing
   operations..............................$   1,363       $     149
  Income from discontinued
   operations, net.........................      431             588
                                            --------        --------
  Net income...............................$   1,794       $     737
                                            ========        ========
SHARES:
  Weighted average common
   shares outstanding......................   14,865          15,486
  Shares assumed issued for options........       66               5
                                            --------        --------
  Average common and common
  equivalents shares outstanding...........   14,931          15,491
                                            ========        ========
 INCOME PER SHARE:
  Primary income per share from
   continuing operations...................$     .09       $     .01
  Primary income per share from
   discontinued operations.................      .03             .04
                                            --------        --------
  Primary net income per share.............$     .12       $     .05
                                            ========        ========

FULLY DILUTED EARNINGS PER SHARE (A)
 USE OF PROCEEDS:
  Assumed exercise of warrants.............$  32,182       $  32,186
  Assumed exercise of options..............    2,203           1,521
  Repurchase of treasury stock at
   average market price of $3.83
   and $3.09, respectively.................  (11,387)         (9,570)
  Assumed payment of debt
   outstanding.............................  (12,111)        (13,861)
                                            --------        --------
  Assumed balance to be invested...........$  10,887       $  10,276
                                            ========        ========
 INCOME:
  Net income from continuing
   operations..............................$   1,363       $     149
   Pro-forma interest income...............      204             206
   Pro-forma reduction of
    interest expense.......................      227             277
                                            --------        --------
  Adjusted net income from
   continuing operations...................    1,794             632
  Income from discontinued
   operations, net.........................      431             588
                                            --------        --------
  Adjusted net income......................$   2,225       $   1,220
                                            ========        ========
 SHARES:
  Weighted average shares
  outstanding..............................   14,865          15,486
  Shares assumed issued for warrants.......    3,633           3,633
  Shares assumed issued for options........      633             455
  Treasury stock assumed purchased.........   (2,973)         (3,097)
                                            --------        --------
  Adjusted average shares
   outstanding.............................   16,158          16,477
                                            ========        ========
 INCOME PER SHARE:
  Fully diluted income per share
   from continuing operations..............$     .11       $     .04
  Fully diluted income per share
   from discontinued operations............      .03             .03
                                            --------        --------
  Fully diluted net income per share.......$     .14       $     .07
                                            ========        ========

(A) The fully diluted earnings per share calculation, utilizing the treasury stock method as prescribed by paragraphs 38(a) and 38(b) of APB No. 15, is anti-dilutive.